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                                  EXHIBIT 4.4


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                            STEWART FINANCE COMPANY

                           FORM OF SENIOR DEMAND NOTE

                    (FORM TO BE USED ON OR PRIOR TO 2/19/98)

                                           UNION POINT, GEORGIA _________, 19__

         On Demand, for value received, STEWART FINANCE COMPANY promises to pay at the home office of Stewart Finance Company, 610 Sibley Avenue, Union Point, Georgia 30669, the principal amount of this Note, as represented from time to time on the books and records of Stewart Finance Company, and to pay interest thereon at the applicable rate, calculated on a simple interest basis. Stewart Finance Company can call this Note for redemption at any time without penalty.

         This Note is nonnegotiable and is transferrable only on the books of Stewart Finance Company.


-----------------------------
      President


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      Assistant Treasurer/Secretary


         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR CONVEYED IN WHOLE OR PART TO ANY PERSON WHO DOES NOT HAVE HIS (HER) PRINCIPAL RESIDENCE IN THE STATE OF GEORGIA.

               THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED
                        BY ANY FEDERAL OR STATE AGENCY.